EXHIBIT 10.6

FORM OF
INDUCEMENT AWARD FOR RESTRICTED STOCK

Granted by
1895 BANCORP OF WISCONSIN, INC.

RESTRICTED STOCK INDUCEMENT AWARD AGREEMENT

1895 Bancorp of Wisconsin, Inc. (the “Company”) hereby grants to the Grantee identified below this inducement award for restricted stock (“Restricted Stock Award”). The holder of this Restricted Stock Award (the “Holder”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of this Restricted Stock Award Agreement (“Agreement”)  and agrees that all decisions under and interpretations of this Agreement by the Company’s Compensation Committee (the “Committee”) will be final, binding and conclusive upon the Holder and the Holder’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Any reference to the “Bank” herein shall refer to PyraMax Bank, FSB and any reference to “Employer” shall mean either or both the Company and the Bank.

1.	Name of Grantee: _________________________

2.	Date of Grant: _________________________

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award:____ (subject to adjustment pursuant to Section 10 hereof).

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.
The Restricted Stock granted under this Agreement shall vest in five (5) equal annual installments (provided that fractional shares of Restricted Stock will not vest), with the first installment vesting on the first anniversary of the date of grant, or [DATE], and succeeding installments on each anniversary thereafter, through [DATE], subject to accelerated vesting under Section 9 and 11 of this Agreement.  Notwithstanding the foregoing, to the extent vesting would vest in a fractional share of Restricted Stock vesting, the number of shares of Restricted Stock vesting should be rounded to the nearest share (with “.5” of a share rounded up).

Vesting will automatically accelerate (in the event of death, Disability or Involuntary Termination at or following a Change in Control).

5.	Non-Plan Grant: Incorporation of Terms of Plan.

5.1
This Restricted Stock Award is made and granted as a stand-alone award, separate and apart from, and outside of, the 1895 Bancorp of Wisconsin, Inc. 2020 Equity Incentive Plan (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Restricted Stock Award as though the Restricted Stock Award had been granted under the Plan and the Restricted Stock Award shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control. Notwithstanding any other provision of this Agreement to the contrary, this Restricted Stock Award is granted either by a majority of the Company’s independent directors or by the independent compensation committee of the Company’s board of directors within the meaning of NASDAQ Listing Rule 5605(a)(2).

5.2
Employment Inducement Grant. This Restricted Stock Award is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding stockholder approval of equity compensation plans. This Agreement and the terms and conditions of this Restricted Stock Award shall be interpreted in accordance with and consistent with such exemption.

6.	Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Holder and held by the Company, together with a stock power executed by the Holder in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Holder.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Holder will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

7.	Terms and Conditions.
7.1	The Holder will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require shareholder vote.
7.2
Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be retained and distributed to the Holder within thirty (30) days after the Restricted Stock vests.  If the Restricted Stock does not vest, the dividends will be forfeited by the Holder.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award will be subject to the same restrictions and will vest at the same time as the shares of Restricted Stock from which said dividends were derived.

8.	Delivery of Shares.
Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

9.	Change in Control.

9.1	In the event of an Involuntary Termination at or following a Change in Control, all Restricted Stock Awards held by the Holder will become fully vested.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.	Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

11.	Effect of Termination of Service on Restricted Stock Award.

11.1	This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Holder’s Termination of Service by reason of the Holder’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not then vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Holder’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not then vested, at the date of Termination of Service.

(iii)
Retirement.  In the event of the Holder’s Termination of Service by reason of the Holder’s Retirement, any Restricted Stock that has not vested as of the date of Termination of Service will expire and be forfeited.  The term “Retirement” shall have the meaning set forth in Section 8.1(aa) of the Plan.

(iv)	Termination for Cause. If the Holder’s Service has been terminated for Cause, all Restricted Stock granted to a Holder that has not vested will be forfeited.

(v)
Other Termination.  If a Holder terminates Service for any reason other than due to death, Disability, Retirement, Involuntary Termination at or following a Change in Control or for Cause, all shares of  Restricted Stock awarded to the Holder which have not vested as of the date of Termination of Service will be forfeited.

12.	Miscellaneous

12.1	No Restricted Stock Award will confer upon the Holder any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Holder.
12.3	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Holder.
12.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Wisconsin.
12.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
1895 BANCORP OF WISCONSIN, INC.
By: ________________________________
Its:_________________________________

HOLDER’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof.
HOLDER

____________________________________

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